Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Goldtown Investments Corp. (the “Company”) on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Blair Law, Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:

/s/ Blair Law
Blair Law
Director, Chief Executive Office, Chief Financial Officer,
Principal Accounting Officer, President, Secretary and Treasurer

September 12, 2008